UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013 (May 17, 2013)

CHINA SHEN ZHOU MINING & RESOURCES, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2013, China Shen Zhou Mining & Resources, Inc. (the “Company”) received a delisting notice (the “Notice”) from the staff (the “Staff”) of NYSE Regulation, Inc. (“NYSE Regulation”) on behalf of NYSE MKT LLC (the “Exchange”) indicating that the Company had failed to demonstrate its ability to regain compliance with Sections 1003(a) (iv) of the Exchange’s Company Guide (the “Company Guide”). Section 1003(a)(iv) of the Company Guide applies if a listed company has sustained losses that are substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the company will be able to continue operations and/or meet its obligations as they mature. The Notice further stated that the Company is not in compliance with Sections 134 and 1101 of the Company Guide for not filing its annual report on Form 10-K for the fiscal year ended December 31, 2012. Additionally, the Company is not in compliance with Sections 134 and 1101 of the Company Guide for not filing its quarterly report on Form 10-Q for the quarter ended March 31, 2013.

As previously disclosed, on October 24, 2012, the Company received a letter from the Exchange advising that the Company was not in compliance with Section 1003(a)(iv) of the Company Guide (the “Original Notice”). Also, on April 22, 2013, the Company disclosed it received a letter from the Exchange advising that the Company was not in compliance with Sections 134 and 1101 of the Company guide for failure to file its annual report on Form 10-K for the fiscal year ended December 31, 2012 (the “Late Filer Notice”).

As previously disclosed, with respect to the Original Notice, the Company submitted a plan to regain compliance on November 30, 2012 (the “Original Plan”), which the Exchange accepted on January 11, 2013. On April 24, 2013, the Company submitted a request for an extension of the period for compliance under the Original Plan to October 24, 2013 (the “Extension Request”). On May 1, 2013, the Company submitted an additional compliance plan with respect to the Late Filer Notice (the “Late Filer Plan”).

After a review of the information provided by the Company, the Exchange determined that the Company had not made progress consistent with the Original Plan and failed to present a reasonable basis to conclude that the Company could regain compliance with the Exchange’s continued listing standards by the requested date of October 24, 2013, and that the Exchange would (1) deny the Extension Request, (2) reject the Late Filer Plan, and (3) move to delist the Company’s securities from the Exchange. As such, the Exchange intends to strike the Company’s stock from the Exchange by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the Company Guide.

The Company does not intend to appeal the Exchange’s decision. The Company’s stock is subject to immediate delisting proceedings. Upon delisting, there can be no assurance that a trading market will ever resume.

On May 23, 2013, the Company issued a press release announcing its receipt of the Notice (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 3.01.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is the Press Release. The Press Release is incorporated by reference into this Item 7.01, and the descriptions of the Press Release in this Current Report on Form 8-K are qualified in their entirety by reference to Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Dated: May 23, 2013	By:	/s/ Xiaojing Yu
	Name:	Xiaojing Yu
	Title:	Chief Executive Officer